UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No.     )

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The First of Long Island Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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THE FIRST OF LONG ISLAND CORPORATION

10 GLEN HEAD ROAD

GLEN HEAD, NEW YORK 11545

___________________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 17, 2007

___________________________________________________

March 16, 2007

To the Stockholders of

The First of Long Island Corporation:

Notice is hereby given that the Annual Meeting of Stockholders of THE FIRST OF LONG ISLAND CORPORATION will be held at the WESTBURY MANOR, 1100 JERICHO TURNPIKE, WESTBURY, NEW YORK, on Tuesday, April 17, 2007, at 3:30 P.M. local time for the following purposes:

(1) To elect Directors.

(2) To transact any other business as may properly come before the meeting.

Only stockholders of record at the close of business on February 21, 2007 are entitled to notice of and to vote at such meeting or any adjournment thereof.

By Order of the Board of Directors

Joseph G. Perri
Senior Vice President and Secretary

IMPORTANT -- PLEASE MAIL YOUR PROXY PROMPTLY.

IN ORDER THAT THERE MAY BE PROPER REPRESENTATION AT THE MEETING, YOU ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

THE FIRST OF LONG ISLAND CORPORATION 10 Glen Head Road Glen Head, New York 11545 (516) 671-4900

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

       The accompanying proxy is being solicited by the Board of Directors (the “Board”) of The First of Long Island Corporation (the “Corporation” or the “Company”) for use at the Annual Meeting of Stockholders to be held at 3:30 P.M. local time at the Westbury Manor, 1100 Jericho Turnpike, Westbury, New York on April 17, 2007. The approximate date on which proxy statements and forms of proxy are first being sent or given to stockholders is March 16, 2007.

        Proxies in the accompanying form that are properly executed and duly returned to the Corporation will be voted at the meeting. Each proxy granted may be revoked at any time prior to its exercise either by written notice filed with the secretary of the meeting or by oral notice given during the meeting by the stockholder to the presiding officer of the meeting. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any annual meeting constitutes a quorum for the transaction of business. In the absence of a quorum, any meeting may be adjourned to a subsequent date, provided notice of such meeting is mailed to each stockholder entitled to vote at least five (5) days before the adjourned meeting.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

        The only class of voting securities of the Corporation is its Common Stock, $.10 par value (“Common Stock”), each share of which entitles the holder thereof to one vote except in the election of directors, where votes may be cumulated as described herein. Only stockholders of record at the close of business on February 21, 2007 are entitled to notice of and to vote at the meeting.

        As of January 31, 2007, there were issued 3,796,330 shares of the Common Stock, all of which were outstanding and entitled to vote. To the best knowledge of the Corporation, the only persons owning beneficially more than five percent (5%) of the Common Stock of the Corporation as of January 31, 2007 are identified in the table below.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Common	Sidney Canarick	383,433 shares (1)	10.09%
Stock	25 Glen Street
($.10 par value)	Glen Cove, N.Y. 11542

Common	Paul T. Canarick	383,433 shares (1)	10.09%
Stock	25 Glen Street
($.10 par value)	Glen Cove, N.Y. 11542

Common	Zachary Levy	357,927 shares	9.43%
Stock	9 Maxine Avenue
($.10 par value)	Plainview, N.Y. 11803
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(1)
Pursuant to applicable rules, Sidney Canarick and Paul T. Canarick are both deemed to be beneficial owners of these shares. Includes 236,970 shares in the names of Sidney Canarick and Jean C. Canarick, his wife, Mr. Paul T. Canarick’s parents, as Trustees under a Trust Agreement dated May 27, 1992; 134,347 shares in the name of Jean C. Canarick, Sidney Canarick’s wife; 9,270 shares in the name of Paul T. Canarick; and 2,846 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

         Furnished below is information with respect to the beneficial ownership of the Corporation’s Common Stock as of January 31, 2007 by all directors and nominees, by the executive officers of the Corporation named in the “Summary Compensation Table”, and by directors and executive officers of the Corporation as a group.

Title of Class	Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Common Stock	Allen E. Busching	5,565	(1)	.15%
($.10 par value)	Paul T. Canarick	383,433	(2)	10.09%
	Alexander L. Cover	1,138	(3)	.03%
	Beverly Ann Gehlmeyer	29,785	(4)	.78%
	William H. J. Hoefling	3,930	(5)	.10%
	Howard Thomas Hogan Jr.	58,766	(6)	1.55%
	J. Douglas Maxwell Jr.	17,722	(7)	.47%
	Stephen V. Murphy	1,500	(8)	.04%
	Walter C. Teagle III	26,427	(9)	.70%
	Michael N. Vittorio	12,698	(10)	.33%
	Arthur J. Lupinacci Jr.	37,847	(11)	.99%
	Donald L. Manfredonia	36,701	(12)	.96%
	Mark D. Curtis	11,941	(13)	.31%
	Richard Kick	17,810	(14)	.47%
	Directors and Executive Officers as a group	695,383	(15)	18.29%

(1)
Including 500 shares in the name of Claire C. Busching and 3,065 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(2)
Including 236,970 shares in the names of Sidney Canarick and Jean C. Canarick, Mr. Paul T. Canarick’s parents, as trustees under a Trust Agreement dated May 27, 1992; 134,347 shares in the name of Jean C. Canarick, Mr. Paul T. Canarick’s mother; and 2,846 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(3)
Including 838 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(4)
Including 7,924 shares in the name of Gehlmeyer & Company, P.C. Retirement Trust; and 2,213 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(5)	Including 500 shares in the name of Tricia Hoefling, Mr. Hoefling’s daughter, and 800 shares in the names of Timothy Billings and/or Tricia Hoefling, as trustees for Charles Hoefling Billings.
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(6)
Including 10,371 shares in the name of Mr. Hogan as Trustee for the benefit of his children, Howard, Kathryn, and Margaret Hogan; 694 shares in the name of Mr. Hogan as Trustee for the Hogan Family Trust; 5,839 shares, 5,088 shares, and 5,074 shares in the names of Mr. Hogan’s children, Howard, Kathryn and Margaret, respectively; and 2,521 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(7)
Including 8,437 shares held in Mr. Maxwell’s retirement account and 3,360 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(8)	Held for the benefit of Mr. Murphy in S.V. Murphy & Co., Inc. 401(k) account.

(9)
Including 337 shares in the name of Janet D. Teagle, Mr. Teagle’s wife; 1,012 shares each (totaling 3,036 shares) held for the benefit of W. Clark Teagle IV, Clifton D. Teagle and Janet W. Teagle, Mr. Teagle’s children; and 2,804 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(10)
Including 8,183 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(11)
Including 10,987 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(12)
Including 20,601 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(13)
Including 748 shares held in Mr. Curtis’s individual retirement account; 371 shares in the name of Mr. Curtis as custodian for the benefit of Heather M. Curtis, Mr. Curtis’ daughter; 256 shares in the name of Mr. Curtis as custodian for the benefit of Eric A. Curtis, Mr. Curtis’ son; and 9,230 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(14)
Including 5,532 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

(15)
Including 100,073 shares which are not presently owned, but which are deemed beneficially owned in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934 because they could be acquired by the exercise of stock options.

ELECTION OF DIRECTORS

        The Board of Directors of the Corporation presently consists of a non-executive chairman and nine other members. Each member, with the exception of Michael N. Vittorio who also serves as President and Chief Executive Officer (“CEO”) of the Corporation and the Bank, is independent as independence for directors is defined in Nasdaq Rule 4200(a)(15).

         The Board is divided into two classes, Class I with four members and Class II with six members, with each director to serve a two-year term. Only one class of directors is elected at each annual meeting of stockholders. The table that follows sets forth the present composition of the Board.

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Name	Class	Expiration of Term

Allen E. Busching	II	2008
Paul T. Canarick	II	2008
Alexander L. Cover	II	2008
Beverly Ann Gehlmeyer	II	2008
William H. J. Hoefling	II	2008
Howard Thomas Hogan Jr.	I	2007
J. Douglas Maxwell Jr.	I	2007
Stephen V. Murphy	II	2008
Walter C. Teagle III	I	2007
Michael N. Vittorio	I	2007

        For the election of directors, each share is entitled to as many votes as there are directors to be elected, and such votes may be cumulated and voted for one nominee or divided equally among as many different nominees as is desired. If authority to vote for any nominee or nominees is withheld on any proxy, the votes will then be spread equally among the remaining nominees. If there is no designation on any proxy as to how the shares represented should be voted, the proxy will be voted for the election of all nominated directors. To be elected, each director must receive a majority vote of the number of shares entitled to vote and represented at the meeting.

        The nominees for election at this meeting will be the Class I directors. It is intended that shares represented by properly executed proxies will be voted at the meeting in accordance with the marking indicated thereon and, in the absence of contrary indication, for the re-election of Messrs. Hogan, Maxwell, Teagle and Vittorio, each to hold office until the 2009 Annual Meeting of Stockholders or until his or her successor is elected and qualified. If at the time of the 2007 Annual Meeting any of the nominees named above is unavailable or chooses not to serve as a director (an event which management does not now anticipate), the proxies will be voted for the election as director of such other person or persons as the Board of Directors may designate.

The Board of Directors recommends a vote FOR all named nominees.

        Information about the nominees and directors continuing in office follows. The year set forth for each director is the year in which the person named became a director of the Corporation and The First National Bank of Long Island, a wholly-owned subsidiary of the Corporation, with the exception of Mrs. Gehlmeyer and Mr. Hogan who became directors of the Corporation upon its formation in 1984.

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Name	Principal Occupations for Last 5 Years and Other Directorships	Director Since

Allen E. Busching	Principal,	1999
(Age 75)	B&B Capital
	(Consulting and Private Investment);
	(formerly: Managing Director,
	Unitech p.l.c., Reading, England;
	Chairman of the Board, President, and
	Chief Executive Officer, Lambda
	Electronics, Inc. (formerly Veeco Instruments));
	Trustee, North Shore-Long Island Jewish
	Health Systems, Inc.
Paul T. Canarick	President and Principal,	1992
(Age 50)	Paul Todd, Inc.
	(Construction Company)
Alexander L. Cover	Management Consultant, Private Practice	2003
(Age 63)	(formerly: Partner, Ernst & Young, LLP)
Beverly Ann Gehlmeyer	Tax Manager and Principal,	1978
(Age 75)	Gehlmeyer & Company, CPAs, P.C.
	(Certified Public Accounting Firm)
William H. J. Hoefling	Managing Member,	2006
(Age 56)	Crystal Pond Capital Partners, LLC
	(Private Equity Group);
	Partner,
	Windham Partners
	(Real Estate Investment and Development);
	Trustee,
	Georgetown University, McDonough
	School of Business;
	(formerly, Executive Vice President, J.P
	Morgan Chase; Chairman, Brown & Co,
	discount brokerage firm)
Howard Thomas Hogan Jr., Esq.	Hogan & Hogan	1978
(Age 62)	(Attorney, Private Practice);
	President, Cold Spring Harbor Business
	Improvement District;
	Director, Society for The Preservation of
	Long Island Antiquities
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Name	Principal Occupations for Last 5 Years and Other Directorships	Director Since

J. Douglas Maxwell Jr.	Chief Financial Officer,	1987
(Age 65)	NIRx Medical Technologies LLC
	(Medical Technology);
	(formerly Chairman of the Board and Chief
	Executive Officer, Swissray Empower, Inc.,
	a Medical Imaging Distributor);
	Director, Slater Development Corp
Stephen V. Murphy	President,	2005
(Age 61)	S.V. Murphy & Co., Inc.
	(Investment Banking);
	Director,
	Bowne & Co., Inc., Excelsior Private Equity
	Fund II, Inc. and Fund III, Inc., Excelsior
	Directional Hedge Fund of Funds, Inc.
Walter C. Teagle III	Non-executive Chairman of the Board,	1996
(Age 57)	The First of Long Island Corporation and
	The First National Bank of Long Island;
	Managing Director,
	Groton Partners LLC
	(Merchant Banking Firm);
	Officer and Managing Director,
	Groton Asset Management LLC
	(Investment Management Company);
	President,
	Teagle Management, Inc.
	(Private Investment Firm);
	(formerly Executive Vice President and Director,
	Lexent, Inc., Infrastructure Service Provider);
	Director, Teagle Management, Inc. and Teagle
	Foundation, Inc.
Michael N. Vittorio	President and Chief Executive Officer,	2003
(Age 54)	The First of Long Island Corporation and
	The First National Bank of Long Island;
	(formerly Senior Vice President, J.P. Morgan
	Chase);
	Trustee, New York State Bankers Retirement System,
	and New York Law School;
	Advisory Board Member, Independent Community
	Bankers Association, Large Community Bank
	Advisory Group
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NON-EXECUTIVE CHAIRMAN OF THE BOARD OF DIRECTORS

        The Board of Directors has determined that the Chairman of the Board will be an independent director. This decision was made in the belief that shareholder interests are best served by having a Chairman of the Board who is completely independent of management and whose exclusive responsibility is the long-term best interest of the Corporation’s shareholders.

        Walter C. Teagle III has served as Non-executive Chairman of the Board of Directors since May 2005. As Non-executive Chairman, Mr. Teagle organizes the work of the Board and ensures that the Board has access to sufficient information to enable it to carry out its functions, including monitoring the Corporation’s performance and the performance of management. The role of the Non-executive Chairman includes: (1) presiding over all meetings of the Board of Directors and shareholders, including regular executive sessions of the Board in which the CEO, a management director, and other members of management do not participate; (2) establishing the annual agenda of the Board and agendas of each meeting in consultation with the CEO; (3) advising with respect to the work of each Committee and reviewing (with the Governance and Nominating Committee) changes in Board membership and the membership and chair of each Committee; (4) coordinating periodic reviews of management’s strategic plan for the Corporation; (5) leading the Board’s review of the succession plan for the CEO; and (6) coordinating with the Compensation Committee of the Board of Directors (the “Compensation Committee”) the annual performance review of the CEO.

MEETINGS OF THE BOARD OF DIRECTORS

        All of the members of the Board of Directors of the Corporation also serve on the Board of Directors of the Bank. The Board of Directors of the Corporation held eleven regular meetings and one special meeting during 2006. With respect to meetings of the Corporation, each director attended at least 75% of the aggregate number of Board meetings and meetings of the committees on which such director served, except for Mr. Hoefling who, due to illness, only attended 72%. The Board of Directors of the Bank currently holds 11 regular meetings a year and such special meetings as deemed advisable to review significant matters.

BOARD COMMITTEES AND MEETINGS

        The Board of Directors of the Corporation has three standing committees: the Governance and Nominating Committee, the Audit Committee, and the Compensation Committee. The Loan Committee is the only standing committee of the Board of Directors of the Bank.

Governance and Nominating Committee

        The Corporation has a separately-designated standing governance and nominating committee. All the members of the Corporation’s Governance and Nominating Committee are independent as independence for directors is defined in Nasdaq Rule 4200(a)(15). The members of the Governance and Nominating Committee are Allen E. Busching, Paul T. Canarick, Alexander L. Cover, and J. Douglas Maxwell Jr. Walter C. Teagle III is an ex officio member of the Governance and Nominating Committee. The Committee met eight times during 2006.

        The Corporation’s Board of Directors has adopted a formal written charter for the Governance and Nominating Committee. A current copy of the charter is available to security holders on the Corporation’s website by going to www.FNBLI.com and clicking on “About Us”, then clicking on “Committee Charters”, and then clicking on “Governance and Nominating Committee Charter.”

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        The Governance and Nominating Committee is currently responsible for: (1) identifying individuals qualified to become Board members and recommending to the Board the director nominees for the next annual meeting of stockholders; (2) recommending to the Board written corporate governance guidelines and monitoring compliance with said guidelines; (3) leading the Board in an annual Board self assessment and reporting to the Board on its own self assessment and the self assessments performed by the other Board committees; and (4) recommending to the Board director candidates for each committee.

        The Governance and Nominating Committee believes that certain minimum qualifications must be met by a Governance and Nominating Committee-recommended nominee for a position on the Board of Directors. Specifically, the nominee should understand that the principal duty of a director is to represent the stockholders of the Corporation. The nominee should also possess the highest level of professional and personal ethics and values, be free of any conflict of interest with respect to board service, have broad experience at the policy-making level, have the ability to provide insight and practical wisdom based on experience and expertise, be able to understand and relate to the culture of the Corporation, have sufficient time to properly discharge the duties associated with serving as a director, have experience and knowledge that will enhance or maintain a diversity of business background among board members and, for non-employee directors, be independent as defined in Nasdaq Rule 4200(a)(15).

        In addition, the Governance and Nominating Committee believes that certain specific qualities or skills are necessary for one or more of the Corporation’s directors to possess. These include, among others, experience with publicly held companies, an understanding and background in corporate management, experience in delegation of duties, accounting experience, financial experience, legal experience, marketing experience, and background and experience necessary to qualify as an “audit committee financial expert” as defined in Regulation S-K of the Securities and Exchange Commission. It is also deemed desirable for directors to live or work in a geographic area where the Corporation’s bank subsidiary has branches or is expected to have branches.

         Although the Corporation has a long history of being able to attract and maintain a cohesive Board with the variety of skills necessary to properly oversee the affairs of the Bank, the Governance and Nominating Committee will consider director candidates recommended by shareholders. Submission of candidates may be made in writing at any time. However, to be considered by the Governance and Nominating Committee for nomination at the 2008 annual meeting, such submissions should be made no later than November 16, 2007 to the Chairman of the Governance and Nominating Committee at the Corporation’s address set forth in this proxy statement. In addition, nominations for the election of directors may be made by any shareholder entitled to vote for the election of directors provided that such nominations are made in accordance with the provisions of the Corporation’s bylaws establishing the information and notice requirements for such nominations.

        In addition to interviews, the Governance and Nominating Committee evaluates potential nominees by reviewing resumes, checking business and/or personal references, and performing background checks as deemed appropriate. The Corporation has not paid a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.

        All of the nominees approved by the Governance and Nominating Committee for inclusion on the Corporation’s proxy card for the annual meeting of stockholders to be held April 17, 2007 are directors standing for reelection.

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Audit Committee

        The Corporation has a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934. The members of the Audit Committee are Allen E. Busching, Alexander L. Cover, Beverly Ann Gehlmeyer, and J. Douglas Maxwell Jr. Walter C. Teagle III is an ex officio member of the Audit Committee. During 2006, the Corporation’s Audit Committee held seven meetings.

        The Corporation’s Board of Directors has adopted a formal written charter for the Audit Committee. A current copy of the charter is available to security holders on the Corporation’s website by going to www.FNBLI.com and clicking on “About Us”, then clicking on “Committee Charters”, and then clicking on “Audit Committee Charter.”

        The Board has determined that all members of the Audit Committee are independent as independence for audit committee members is defined in Nasdaq Rules 4200(a)(15) and 4350(d)(2). The Board of Directors has also determined that Alexander L. Cover is an audit committee financial expert as that term is defined in paragraph (h)(2) of Item 401 of Regulation S-K of the Securities and Exchange Commission and is independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

        The Audit Committee is responsible for: (1) reviewing and discussing with management the Corporation’s audited consolidated financial statements; (2) meeting with the Corporation’s independent auditors and reviewing with them the results of their annual audit of the Corporation’s consolidated financial statements, including any recommendations the auditors may have with respect to internal controls or other business matters; (3) reviewing the plan, scope and results of internal audits performed by both the Bank’s in-house audit staff and independent external firms; (4) reviewing the results of examinations performed by regulatory authorities; (5) insuring that the Corporation fulfills the annual internal control reporting requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and related implementing regulations; (6) insuring that the Bank fulfills the annual audit and management reporting requirements of Section 112 of the Federal Deposit Insurance Corporation Improvement Act of 1991; and (7) reviewing the Bank’s performance of its obligations under the various laws and regulations affecting consumers, including the Federal Community Reinvestment Act. The Audit Committee Report is included in a separate section of this proxy statement.

Compensation Committee

         The Corporation has a separately-designated standing compensation committee. All the members of the Corporation’s Compensation Committee are independent as independence for directors is defined in Nasdaq Rule 4200(a)(15). The members of the Compensation Committee are Allen E. Busching, William H. J. Hoefling, Howard Thomas Hogan Jr., and Stephen V. Murphy. Walter C. Teagle III is an ex officio member of the Compensation Committee.

        The Corporation’s Board of Directors has adopted a formal written charter for the Compensation Committee. A current copy of the charter is available to security holders on the Corporation’s website by going to www.FNBLI.com and clicking on “About Us”, then clicking on “Committee Charters”, and then clicking on “Compensation Committee Charter.”

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        The Compensation Committee is responsible for: (1) evaluating the performance of the CEO and determining and recommending to the Board the base compensation level for the CEO; (2) setting corporate goals used to determine cash bonuses paid and stock-based compensation awarded to the Corporation’s CEO and other executive officers; (3) reviewing, at its discretion, the CEO’s performance evaluation of the other executive officers of the Corporation and determining and recommending to the Board the base compensation level for each such officer; (4) reviewing and approving proposed payments of cash bonuses to the Corporation’s CEO and other executive officers under the Corporation’s Incentive Compensation Plan; (5) determining and recommending compensation for non-employee directors; (6) administration of the Corporation’s stock compensation plans including recommending to the Board awards of stock-based compensation to the CEO, other officers of the Corporation and non-employee directors; (7) overseeing, at its discretion, the management of the Corporation’s pension, 401(k)/profit sharing, supplemental executive retirement, and health and welfare plans; and (8) reviewing the compensation disclosures included in the Corporation’s annual proxy statement and preparing or causing to be prepared an annual report of the Committee on executive compensation to be included therein.

         Administration of the Corporation’s stock compensation plans includes selecting directors and officers to whom awards are to be made and determining the timing, duration, amount and type of each award. Members of the Compensation Committee as well as all other non-employee directors of the Corporation have been eligible for awards of stock-based compensation in the past and it is currently anticipated that they will be eligible for future awards. Awards of stock-based compensation to non-employee directors are approved by the full Board. The Compensation Committee met eleven times during 2006.

        In determining an appropriate level of compensation for executive officers and non-employee directors, the Compensation Committee has periodically used compensation consulting firms to gather and help analyze the information necessary to make such determinations. As further described in the “Compensation Discussion and Analysis” included herein, in 2006 the Compensation Committee engaged Buck Consultants, LLC (“Buck Consultants”), an international compensation consulting firm, to review the Corporation’s executive compensation program versus that of its peers and to make recommendations regarding the program. In 2005, the Compensation Committee engaged Clarke Consulting to review the Corporation’s director compensation program versus that of its peers and to make recommendations regarding the program. For each of these engagements, the Compensation Committee worked with the consultants to arrive at a peer group of publicly held banks similar in size and scope to the Bank located in the Bank’s general geographic area.

        From time to time certain executive officers have served as a resource to the Compensation Committee in gathering the information necessary to make compensation determinations. However, such executive officers do not have a significant policy making role with respect to determining the amount or form of executive or director compensation.

Loan Committee of the Bank

        The Board Loan Committee consists of members who, except for Mr. Vittorio, are not officers of the Bank. Loans in excess of $300,000 up to and including $5,000,000 require the approval of the Management Loan Committee. Loans in excess of $5,000,000 up to and including $7,000,000 also require the approval of two non-management members of the Board Loan Committee. Loans in excess of $7,000,000, upon the recommendation of the Management Loan Committee, require the approval of a majority of the Board of Directors. The entire committee meets on a quarterly basis to review the overall

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portfolio. The members of the Loan Committee are Paul T. Canarick, Beverly Ann Gehlmeyer, William H. J. Hoefling, Howard Thomas Hogan Jr., J. Douglas Maxwell Jr., Stephen V. Murphy, and Michael N. Vittorio. Walter C. Teagle III is an ex officio member of the Loan Committee. The Committee held five meetings in 2006.

COMPENSATION OF DIRECTORS

Cash Compensation

        The non-executive Chairman of the Board of Directors of the Corporation and the Bank receives a quarterly retainer of $20,000 plus an annual equity grant valued at $12,000 for service on both boards. The Chairman does not receive per meeting fees or committee retainers. Other non-employee directors are paid a quarterly retainer of $3,500 for service on the Corporation’s board and $1,200 for each regularly scheduled monthly meeting of the Bank’s board, provided they attend at least nine of the eleven meetings. If a director attends fewer than nine meetings, the director is paid $1,200 for each meeting attended. For service on the Bank’s board, each director also receives an annual equity grant valued at $6,000. In addition, directors of the Corporation and the Bank are generally paid $1,200 for each special Board meeting and $500 for each telephone Board meeting.

        The Chairman of the Corporation’s Governance and Nominating Committee receives an annual retainer of $2,500, and other committee members receive annual retainers of $1,000. The Chairman of the Corporation’s Audit Committee receives an annual retainer of $10,000, and other committee members receive annual retainers of $4,000. The Chairman of the Corporation’s Compensation Committee receives an annual retainer of $4,000, and other committee members receive annual retainers of $2,000.

        The Chairperson of the Bank’s Loan Committee receives an annual retainer of $2,500, and other committee members receive annual retainers of $1,000. In addition, the Chairperson and all other members of the Bank’s Loan Committee receive $500 per meeting with the Management Loan Committee. Mr. Vittorio does not receive director fees or committee fees from the Corporation or the Bank.

Stock-based Compensation

        The Corporation’s 2006 Stock Compensation Plan allows for the granting of equity awards to non-employee directors of the Corporation. In July 2006, based on 2005 board service, the non-executive Chairman received a grant of nonqualified stock options with a value of $12,000, or 1,084 options, and each other director, with the exception of Messrs. Murphy and Hoefling, received a grant of nonqualified stock options with a value of $6,000, or 542 options. Mr. Murphy received a prorated grant with a value of $2,500, or 226 options, based on five months of board service in 2005 and Mr. Hoefling did not receive a grant because he did not serve on the Board in 2005. The options granted to directors in 2006 have an exercise price of $41.65 which was the fair market value of one share of the Corporation’s stock on the date of grant. Twenty percent (20%) of the options become exercisable on each of the first five anniversaries of the date of grant, except for the immediate vesting of all outstanding options which occurs upon retirement, death or disability.

         The following table sets forth information concerning the compensation of directors during 2006. The values shown for 2006 in the “Compensation Cost of Option Awards” column of the table (column (c)) represent the compensation cost of stock option awards, before reflecting forfeitures, recognized for financial statement reporting purposes pursuant to Statement of Financial Accounting Standards No. 123 (revised 2004) “Share-Based Payment” (“SFAS No. 123(R)”). Under SFAS No. 123(R), the options granted to non-employee directors in 2006 are expensed ratably over their five year vesting period or the

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period to retirement age, whichever is shorter. Accelerated expensing of options granted to directors who retired or are within five years of reaching retirement age caused the compensation cost of option awards to Messrs. Busching and Miller and Ms. Gehlmeyer to be higher than that of other directors.

DIRECTOR COMPENSATION YEAR ENDED DECEMBER 31, 2006

Name (a)	Fees Earned or Paid in Cash ($) (b)	Compensation Cost of Option Awards (1) ($) (c)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (2) ($) (d)	Total Compensation ($) (e)	Option Awards Outstanding at Fiscal Year End (f)

Allen E. Busching	$39,600	$6,487	$584	$46,671	3,607
Paul T. Canarick	$33,600	$649	$678	$34,927	3,388
Alexander L. Cover	$41,400	$649		$42,049	1,380
Beverly Ann Gehlmeyer	$39,600	$6,487	$4,231	$50,318	2,755
William H. J. Hoefling	$30,533			$30,533
Howard Thomas Hogan Jr., Esq.	$34,100	$649	$2,151	$36,900	3,063
J. Douglas Maxwell Jr.	$36,100	$649	$2,819	$39,568	3,902
John R. Miller III (3)	$17,400	$6,487	$1,410	$25,297	3,490
Stephen V. Murphy	$35,100	$270		$35,370	226
Walter C. Teagle III	$80,000	$1,297	$682	$81,979	3,888

(1)
The values shown represent the compensation cost of stock option awards, before reflecting forfeitures, recognized for financial statement reporting purposes pursuant to SFAS No. 123(R). For purposes of determining the compensation cost of stock option awards, the grant date fair value of options was calculated using the Black-Scholes option pricing model with assumptions for expected volatility, expected dividends, expected term and the risk free interest rate of 25.11%, 2.09%, 6.7 years and 5.07%, respectively, for 2006 awards, 24.17%, 2.0%, 7 years and 4.15%, respectively, for 2005 awards, and 19.94%, 2.0%, 7 years and 3.8%, respectively, for 2004 awards (see Note J “Stock-Based Compensation” to the Corporation’s 2006 Consolidated Financial Statements). There were no forfeitures for directors in 2006.

(2)	The change in pension value in the above table represents interest on the benefit frozen as of December 31, 2000 (see Retirement Plan For Directors for additional details).

(3)	John R. Miller III resigned from the Board of Directors on June 20, 2006 (see Form 8-K filed June 21, 2006).

Restricted Stock Units

        On January 18, 2007, the Board of Directors adopted a plan for the granting of restricted stock units to directors. The plan was adopted by the Board based upon a recommendation from the Corporation’s Compensation Committee which is comprised entirely of independent directors.

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         Pursuant to the plan, directors will receive annual restricted stock unit grants having a value that bears the same relationship to the value of their annual stock option grants as the value of annual restricted stock unit grants to executive officers bears to the value of their annual stock option grants. Awards of restricted stock units may be convertible into shares of the Corporation’s common stock after three years. The ability to convert restricted stock units into shares of common stock and the related conversion ratio will be determined in the same manner as for executive officers described in “Incentive Compensation – Executive Officers” appearing elsewhere in this proxy statement.

        The first grant of restricted stock units under the plan was made on January 18, 2007 based on approval by both the Compensation Committee and the Board of Directors. Under this grant, each non-employee director received 348 restricted stock units and the non-executive Chairman of the Board received 695 restricted stock units.

MANAGEMENT

The following tables contain information about the executive officers of the Corporation and the Bank.

Executive Officers of the Corporation	Age	Present Capacity	Term of Office	Officer Since

Michael N. Vittorio	54	Director, President and Chief Executive Officer	3 yrs.	2002
Arthur J. Lupinacci Jr.	66	Executive Vice President	*	1985
Mark D. Curtis	52	Senior Vice President and Treasurer	1.5 yrs.	1997
John Grasso	48	Senior Vice President	1 yr.	2007
Brian J. Keeney	58	Senior Vice President	1.5 yrs.	2000
Richard Kick	49	Senior Vice President	1.5 yrs.	1991
Donald L. Manfredonia	55	Senior Vice President	1.5 yrs.	1987
Joseph G. Perri	55	Senior Vice President	1.5 yrs.	1990

Executive Officers of the Bank	Age	Present Capacity	Term of Office	Officer Since

Michael N. Vittorio	54	Director, President and Chief Executive Officer	1 yr.	2002
Mark D. Curtis	52	Executive Vice President, Chief Financial Officer and Cashier	1 yr.	1997
John Grasso	48	Executive Vice President	1 yr.	2007
Brian J. Keeney	58	Executive Vice President	1 yr.	2000
Richard Kick	49	Executive Vice President	1 yr.	1991
Arthur J. Lupinacci Jr.	66	Executive Vice President	*	1985
Donald L. Manfredonia	55	Executive Vice President	1 yr.	1982
Joseph G. Perri	55	Executive Vice President	1 yr.	1990

*Mr. Lupinacci’s contract expired December 31, 2006 and he ceased to be an executive officer on that date.
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       Mr. Vittorio joined the Corporation and the Bank on July 15, 2002 as Executive Vice President. On February 18, 2003, he was elected to the Board of Directors of both entities and, effective March 1, 2003, became President of both. He was appointed CEO of both entities effective September 1, 2003. From 1989 through June 2002, Mr. Vittorio was employed at J.P. Morgan Chase, most recently as Senior Vice President responsible for managing Chase Insurance Agency’s Insurance Brokerage and Advisory Service Business. Previously he served in various capacities at J.P. Morgan Chase including Senior Lending Officer for Small Business Financial Services, Middle Market Regional Manager, and Division Executive in the Small Business/Commercial Division.

        Mr. Grasso joined the Corporation and the Bank on January 22, 2007 as Senior Vice President of the Corporation and Executive Vice President of the Bank. From 1999 through 2006, Mr. Grasso was employed at HSBC Bank USA as Senior Vice President/District Executive responsible for managing consumer, commercial and investment business for twenty-two branches in Nassau County, Long Island. Previously he held various positions at Chase Manhattan Bank, Dime Savings Bank of New York and Ridgewood Savings Bank.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management the Compensation Discussion and Analysis included herein and provided pursuant to Item 402(b) of Regulation S-K.

Based on this review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Allen E. Busching
William H. J. Hoefling
Howard Thomas Hogan Jr.
Stephen V. Murphy

COMPENSATION DISCUSSION AND ANALYSIS

         The following is a discussion of the compensation awarded to, earned by, or paid to the named executive officers. The discussion explains all the material elements of the Corporation’s compensation of the named executive officers. It should be read in conjunction with the executive compensation disclosures that appear throughout this proxy statement.

Objectives of Executive Compensation Program

The Corporation’s executive compensation program is designed to enable the Corporation to attract and retain the talent necessary to successfully operate and grow the Bank.

What Executive Compensation Program Is Designed To Reward

Certain elements of the executive compensation program are intended to reward current performance while others are intended to provide an incentive for continued employment and future performance.

Elements of Executive Compensation

The executive compensation program consists of two basic components, cash and noncash compensation. The cash components of the program are base salary and short-term incentive compensation
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awarded in the form of cash bonuses. Cash bonuses have generally been paid to executive officers in January of each year based on a combination of corporate financial performance and personal performance for the year just past. Corporate financial performance has been measured by metrics such as earnings per share, net income, and financial strength and personal performance has been measured by the achievement of objective personal goals. If performance targets were met, the bonus has been 35% of base salary for the CEO and 30% of base salary for the other executive officers. In determining cash bonuses for 2006 and prior years, the weight assigned to corporate financial performance versus the achievement of objective personal goals varied from officer to officer, with the weighting for overall corporate performance generally ranging from 40% to 100% and the weighting for the achievement of objective personal goals ranging from 0% to 60%. The weighting for overall corporate performance has been highest for the CEO and the CFO and the weighting for the achievement of objective personal goals has been highest for officers with business development and product or division management responsibility. Under the new incentive compensation plan for executive officers adopted by the Board of Directors on January 18, 2007 (the “2007 Plan”), as further described in “Incentive Compensation – Executive Officers” appearing elsewhere in this proxy statement, the CEO’s annual bonus will be based solely on corporate financial performance and the annual bonuses for the CFO and other executive officers will be based on a combination of corporate financial performance, personal performance and the discretion of the CEO and the Compensation Committee. Under the 2007 Plan, the weight assigned to corporate performance for the CFO and other executive officers is 80%, with the remaining 20% of their bonuses being determined by personal performance and the discretion of the CEO and the Compensation Committee.

       The metric used to measure corporate financial performance in 2006 for the purpose of awarding cash bonuses was net income. Under the 2007 plan, three financial metrics will be used, namely net income, return on average total assets (“ROA”), and the loan to deposit ratio, and cash bonuses can be reduced at the discretion of the Compensation Committee in any year in which the Bank’s regulatory rating declines. In the future, the Compensation Committee may add or substitute other financial performance metrics such as return on average stockholders’ equity and the CAMELS rating assigned by the Bank’s primary federal regulator. Personal performance for executive officers will be measured against goals that are designed to drive, either directly or indirectly, the Corporation’s current and/or future performance.

        The noncash components of executive compensation consist of fringe benefits not available to the general employee population at the Bank; stock-based compensation; retirement benefits paid under the Bank’s defined benefit pension plan (the “Pension Plan”), 401(k) and profit sharing plan (the “Profit Sharing Plan”); and supplemental executive retirement benefits paid under the Bank’s Supplemental Executive Retirement Plan (the “SERP”) described in detail elsewhere in this proxy statement. Currently, the CEO is the only participant in the SERP.

        Noncash fringe benefits, other than those available to the general employee population at the Bank, include the personal use of business automobiles and/or country clubs. As of December 31, 2006, all of the Bank’s executive officers have use of a company automobile and three of the Bank’s executive officers, including the CEO, have country club memberships.

        Stock-based compensation for 2006 and prior years has been awarded in the form of stock options. The number of stock options awarded to each executive officer on an annual basis, as well as each other eligible officer, has been based on the officer’s base salary, the officer’s level within the organization, and the Corporation’s performance for the year just past. Corporate performance was measured by net income in 2006 and earnings per share in prior years. The number of options awarded to each executive officer has

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been calculated by dividing a percentage of each officer’s base salary by the Corporation’s year end stock price. Depending on the Corporation’s performance for the year just past, the percentage of each executive officer’s salary used in this calculation could range from 0% to 60%, with 40% being the target percentage. Under the 2007 Plan, both stock options and restricted stock units will be awarded to executive officers. The ranges of and methodology utilized to determine such awards are described in detail in “Incentive Compensation – Executive Officers” appearing elsewhere in this proxy statement.

        The Compensation Committee periodically evaluates the competitiveness of the Corporation’s retirement benefits for executive officers and all other employees on the basis of the percentage of employment income replaced by such benefits in retirement versus the percentage replaced by the programs of its peers. Gains from prior stock option awards have not been specifically considered in setting retirement benefits. The Corporation does not have equity or other security ownership requirements for its executive officers.

Why We Choose To Pay Each Element of Executive Compensation

        The Compensation Committee believes that base salary for an executive officer should compensate the officer for the skills required to perform the officer’s day-to-day responsibilities, taking into account the size and complexity of the Corporation. The Compensation Committee has included incentive compensation awarded in the form of annual bonuses in the executive compensation program as a means to incent executive officers to maximize corporate performance through, among other things, the achievement of goals set for the officer at the beginning of each fiscal year. Longer-term components of compensation, which include awards under the Corporation’s stock-based compensation program and retirement benefits provided by the Corporation’s Pension, Profit Sharing, and SERP plans are provided to encourage executive officers to maintain their employment with the Corporation and maximize long-term corporate performance. The purpose of the SERP is to provide executive officers selected by the Compensation Committee with the additional pension, 401(k), and profit sharing benefits that they would receive in the absence of Internal Revenue Code provisions which limit the amount of compensation that can be considered in determining retirement benefits to be paid under the Bank’s tax qualified retirement plans. Country club memberships are provided to certain executive officers to aid them in achieving their business retention and development goals. Business automobiles are generally provided to executive officers as an alternative to reimbursing such officers for mileage driven on account of business conducted in their capacity as officers of the Bank.

How We Determine The Amount To Pay For Each Element of Executive Compensation

         The total compensation paid by the Corporation to its executive officers is based on an overall assessment of the Corporation’s financial performance, both current and projected, as well as comparisons of total compensation to the like amounts paid by peer banks to their executive officers. Such comparative studies are performed on a periodic basis by an independent compensation consulting firm under the direction of the Corporation’s Compensation Committee. The most recent study was undertaken and completed in 2006 by Buck Consultants. The peer group, which was determined by the Compensation Committee in consultation with Buck Consultants, included fifteen (15) publicly held banks in New York, New Jersey, and Pennsylvania, the Bank’s general geographic area, which are similar in size and scope to the Bank. The peer group ranged in size from approximately $500 million to $2 billion in total assets, with the Bank being approximately $1 billion in size. The Compensation Committee believes that total compensation for executive officers should generally be at or somewhat below the 75th percentile of the peer group.

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Termination and Change in Control Payments

        Each of the named executive officers has an employment agreement with the Corporation that provides for severance compensation in the event of an involuntary termination of employment or resignation of employment following a change in control. These provisions are designed to insure that the executive officers of the Bank are not significantly harmed or unduly enriched and are thereby indifferent to the consummation of a transaction, such as a sale or merger of the Bank, that may be in the best interests of the Corporation’s shareholders.

Impact of Accounting and Tax Treatments of Certain Elements of Compensation

        Effective January 1, 2006, the date the Corporation adopted SFAS No. 123(R), the Compensation Committee began granting nonqualified stock options as opposed to incentive stock options that had been granted in the past. Nonqualified stock options are advantageous from the Corporation’s standpoint because, unlike incentive stock options, the Corporation can record a book tax benefit for the compensation cost recognized for financial statement reporting purposes under SFAS No. 123(R).

Role of Executive Officers In Determining Executive Compensation

        The compensation of executive officers is determined by the Compensation Committee, sometimes working in conjunction with compensation consultants, and then recommended to the Board. From time to time certain executive officers have served as a resource to the Compensation Committee in gathering the information necessary to make such compensation determinations. However, such officers do not have a significant policy making role with respect to determining the amount or form of executive compensation.

COMPENSATION OF EXECUTIVE OFFICERS

        Included in the Summary Compensation Table that follows is information with respect to the aggregate compensation paid or accrued during each of the three years in the period year ended December 31, 2006 to the CEO, CFO and each of the additional three most highly compensated executive officers of the Bank who received total compensation, excluding that reported in column (f) of the Summary Compensation Table, of more than $100,000 for services rendered to the Corporation or the Bank (the “named executive officers”). The compensation information provided for 2005 and 2004 has been restated to conform to the current year’s presentation. All compensation information is provided pursuant to the Securities and Exchange Commission executive compensation disclosure rules for proxy statements. All of the listed officers are also officers of the Corporation but received salaries only from the Bank. No compensation for their employment, other than stock options, was received from the Corporation. A description of the Incentive Compensation Plan under which the bonuses were paid follows.

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SUMMARY COMPENSATION TABLE YEARS ENDED DECEMBER 31, 2006, 2005 AND 2004

Name and Principal Position (a)	Year (b)	Base Salary ($) (c)	Bonus ($) (d)	Option Awards (1) ($) (e)	Change in Pension Value ($) (f)	All Other Compen- sation (2) ($) (g)	Total ($) (h)

Michael N. Vittorio	2006	$349,500	$125,915	$4,330	$42,589	$16,235	$538,569
President, Chief Executive	2005	$327,500	$156,000	$48,263	$33,332	$20,756	$585,851
Officer and Director	2004	$315,000	$153,185	$60,666	$19,711	$24,463	$573,025

Mark D. Curtis	2006	$194,500	$67,708	$2,460	$28,658	$18,053	$311,379
Senior Vice President	2005	$186,000	$75,725	$26,959	$27,083	$21,241	$337,008
and Treasurer	2004	$176,000	$65,341	$29,567	$22,910	$23,476	$317,294

Arthur J. Lupinacci Jr.	2006	$251,500	$66,207	$40,618	$89,978	$57,423	$505,726
Executive Vice President	2005	$245,000	$71,810	$51,253	$96,838	$73,976	$538,877
	2004	$239,000	$98,288	$25,440	$94,618	$59,053	$516,399

Donald L. Manfredonia	2006	$210,000	$75,159	$9,496	$59,014	$19,230	$372,899
Senior Vice President	2005	$203,000	$71,862	$43,113	$60,136	$22,885	$400,996
	2004	$197,000	$80,225	$19,163	$61,603	$24,794	$382,785

Richard Kick	2006	$192,500	$68,079	$7,492	$38,372	$17,490	$323,933
Senior Vice President	2005	$184,000	$74,095	$36,540	$37,072	$19,436	$351,143
	2004	$174,000	$60,726	$14,375	$32,954	$22,033	$304,088

(1)
The values shown for 2006 represent the compensation cost of stock option awards, before reflecting forfeitures, recognized for financial statement reporting purposes pursuant to SFAS No. 123(R). Since the Corporation did not adopt SFAS No. 123(R) until January 1, 2006, the amounts shown for 2005 and 2004 represent pro forma amounts computed as if the Corporation had adopted SFAS No. 123(R) on January 1, 2004. For purposes of determining the compensation cost of stock option awards, the grant date fair value of options was calculated using the Black-Scholes option pricing model with assumptions for expected volatility, expected dividends, expected term and the risk free interest rate of 25.11%, 2.09%, 6.7 years and 5.07%, respectively, for 2006 awards, 24.17%, 2.0%, 7 years and 4.15%, respectively, for 2005 awards, and 19.94%, 2.0%, 7 years and 3.8%, respectively, for 2004 awards (see Note J “Stock-Based Compensation” to the Corporation’s 2006 Consolidated Financial Statements). There were no forfeitures for the named executive officers in 2006, 2005 or 2004, respectively.

(2)
All other compensation for 2006 (column (g) of the “Summary Compensation Table”) includes the amounts shown in the following table that were either paid, accrued or contributed on behalf of the named executive officers. The 401(k) and profit sharing contributions shown in the table do not include amounts paid under the SERP. Such amounts are reported in the “Nonqualified Deferred

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Compensation Table” appearing elsewhere in this proxy statement. All other compensation does not include the incremental cost to the Corporation of providing the named executive officers with group life, health, or hospitalization, because such benefits provided by the Corporation do not discriminate in scope, terms or operation in favor of the named executive officers and are available generally to all employees.

ALL OTHER COMPENSATION YEAR ENDED DECEMBER 31, 2006

	Perquisites and Other Personal Benefits		Tax Gross Up on SERP Contri- butions and Tax Reimburse- ments

Name	Personal Use of Business Auto	Personal Use of Country Club		401(k) Matching Contributions	Profit Sharing Contributions	Total All Other Compensation

Michael N. Vittorio	$470	$84	$61	$4,400	$11,220	$16,235
Mark D. Curtiis	$4,243			$3,890	$9,920	$18,053
Arthur J. Lupinacci Jr.	$5,940		$35,863	$4,400	$11,220	$57,423
Donald L. Manfredonia	$3,370	$950		$4,200	$10,710	$19,230
Richard Kick	$3,822			$3,850	$9,818	$17,490

        As further described in the “Employment Contracts” section of this proxy statement, each of the named executive officers has an employment contract with the Corporation. Mr. Vittorio’s contract has a three year (3) term beginning January 1, 2007 and the other named executive officers, with the exception of Mr. Lupinacci, have contracts with eighteen (18) month terms, also beginning January 1, 2007. Mr. Lupinacci’s contract expired on December 31, 2006, and his last day of employment by the Corporation and the Bank was January 12, 2007.

        The Compensation Committee recognizes that currently paid out compensation, consisting primarily of salary and bonus, comprises a very significant portion of each executive officer’s total compensation. Under the 2007 Plan, non currently paid out compensation in the form of equity awards will become a more significant piece of each executive officer’s total compensation. Under the new plan, the target annual equity award for each executive officer will be equity with a value equal to 40% of base salary and the maximum annual equity award will be equity with a value equal to 60% of base salary.

COMPENSATION PURSUANT TO PLANS

Pension Plan

        The Bank is a participant in the New York State Bankers Retirement System Pension Plan and maintains the related SERP described below. For each of the named executive officers, the following table sets forth the present value of accumulated benefits under the Pension Plan and SERP and the number of years of credited service as of and through September 30, 2006.

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PENSION BENEFITS SEPTEMBER 30, 2006(1)

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)

Michael N. Vittorio	a) Tax Qualified Defined Benefit Pension Plan	3.17	$55,130
	b) Supplemental Executive Retirement Plan	3.17	$53,962
Mark D. Curtis	Tax Qualified Defined Benefit Pension Plan	8.75	$130,912
Arthur J. Lupinacci Jr.	a) Tax Qualified Defined Benefit Pension Plan	19.92	$690,563
	b) Supplemental Executive Retirement Plan	19.92	$382,380
Donald M. Manfredonia	Tax Qualified Defined Benefit Pension Plan	22.83	$551,055
Richard Kick	Tax Qualified Defined Benefit Pension Plan	14.50	$242,331

(1)
September 30, 2006 is the same plan measurement date used for financial statement reporting purposes with respect to the Corporation’s audited consolidated financial statements for the most recently completed fiscal year. The significant actuarial assumptions used in determining the present value of the accumulated benefit for each named executive officer under the Pension Plan are set forth in Note K to those financial statements. With respect to the SERP, a discount rate of 4.85% was used to determine the present value of the accumulated benefit. This discount rate is equivalent to the average yield of the thirty (30) year U.S. Treasury Bond for the month preceding the valuation date and is believed to be a reasonable estimate of the rate implicit in a single life annuity that could be purchased from an insurance company to settle the Corporation’s obligation to each participant upon retirement under the SERP.

        The Pension Plan covers employees who are over the age of 21 years and have been employed for over one year. The normal retirement age is 65 and early retirement with reduced benefits is available at age 55. However, an unreduced benefit is available at age 62 or above to a participant with at least 10 years of vesting service whose employment terminates after age 55 and who begins receiving benefits after attaining age 62. Upon retirement, each participant with a spouse is paid a benefit in the form of a joint and survivor annuity. Participants without a spouse are paid a benefit in the form of a single life annuity guaranteed for sixty (60) months. All participants, whether with or without a spouse, may elect optional forms of benefit payments. For all participants, the annuity benefit is computed by (i) multiplying the participant’s Average Compensation by the product of 1.75 percent and the participant’s credited years of service (to a maximum of 35 years), (ii) adding 1.25 percent of Average Compensation multiplied by the participant’s credited years of service in excess of 35 years (up to five such years), and (iii) subtracting the product of .49 percent of the participant’s Final Average Compensation, limited to Covered Compensation, and the participant’s Benefit Service up to 35 years. The .49 percent represents the minimum Social Security offset to the pension benefit. Average Compensation, Final Average Compensation, Covered Compensation and Benefit Service are all as defined in the Pension Plan.

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        The Bank makes annual payments to a trust fund, computed on an actuarial basis, to fund benefits under the Pension Plan. Contributions of $1,087,431 and $1,283,522 were made for the plan years ending September 30, 2006 and 2005, respectively, representing the maximum tax deductible contribution in each of these years. Employees also make contributions of 2 percent of their compensation. An employee becomes fully vested after 5 years of service with the Bank and 4 years of participation in the Pension Plan (no vesting occurs during that 5-year period) or attaining age 55.

        The elements of compensation used to determine benefits paid under both the Pension Plan and SERP include base salary, commissions, bonuses, taxable fringe benefits, reimbursements and expense allowances, but exclude employer contributions to the 401(k) and profit sharing plan, amounts realized from the exercise of nonqualified stock options and amounts realized from the sale, exchange or other disposition of stock. Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended, limit the annual benefits which may be paid from a tax-qualified retirement plan. For SERP participants, any benefits which may be above the limits under these sections would be payable under the SERP.

         Mr. Lupinacci, whose employment with the Corporation and the Bank terminated on January 12, 2007, is eligible for normal retirement under the Pension Plan and SERP. Messrs. Keeney, Manfredonia and Perri have each attained age fifty five (55) and are therefore eligible for early retirement under the Pension Plan. Since Messrs. Manfredonia and Perri each have more than ten (10) years of vesting service, if they were to elect early retirement their accrued pension benefit under the Pension Plan would be reduced by three percent (3%) for each year that they elect to have their pension benefit commence before the attainment of age sixty two (62). Since Mr. Keeney has less than ten (10) years of vesting service, if he were to elect early retirement his accrued pension benefit under the Pension Plan would be reduced by three percent (3%) for each year that he elects to have his pension benefit commence before the attainment of age sixty five (65).

Supplemental Executive Retirement Plan

        On August 3, 1995, the Corporation adopted The First National Bank of Long Island Supplemental Executive Retirement Plan. The SERP provides benefits that would have been provided under the Pension Plan and Profit Sharing Plan, in the absence of Internal Revenue Code limitations for qualified plans. The benefits are provided for employees designated by the Compensation Committee of the Board of Directors. Messrs. Vittorio and Lupinacci were the only participants in the SERP as of December 31, 2006.

         Supplemental pension and profit sharing plan contributions under the SERP are made to a “secular trust” for the benefit of the participants. Amounts contributed to the secular trust are not subject to the claims of creditors of the Bank. Accordingly, the contributions are taxable to each participant and deductible by the Bank when made. Supplemental retirement plan contributions for each participant are made in an amount estimated to be sufficient to fund future benefits after withholding taxes on the contribution amount. Trust income is also taxable to each participant. The Bank pays each participant an amount that, after taxes on this amount are withheld, will be sufficient for the participant to pay taxes on the trust income.

        The following Nonqualified Deferred Compensation Table sets forth information as of and for the year ended December 31, 2006 for Messrs. Vittorio and Lupinacci with respect to the profit sharing SERP. The other named executive officers are not participants in the SERP. The amounts reported in the “Registrant Contributions” and “Aggregate Earnings” columns of the table (columns (b) and (c)) are not included in compensation for the last completed fiscal year in the “Summary Compensation Table” appearing elsewhere

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in this proxy statement. The amounts reported in the “Aggregate Balance” column of the table (column (d)) have been previously reported as compensation for Messrs. Vittorio and Lupinacci in Summary Compensation Tables appearing in proxy statements for prior years.

NONQUALIFIED DEFERRED COMPENSATION YEAR ENDED DECEMBER 31, 2006

Name (a)	Registrant Contributions in Last Fiscal Year ($) (b)	Aggregate Earnings in Last Fiscal Year ($) (c)	Aggregate Balance at Last Fiscal Year End ($) (d)

Michael N. Vittorio	$9,195	$621	$15,014
Arthur J. Lupinacci Jr.	$2,237	$321	$9,565

Profit Sharing Plan

        The Bank has a combined profit sharing/401(k) plan. Employees are eligible to participate provided they are at least 21 years of age and have completed one year of service in which they worked 1,000 hours if full-time and 700 hours if part-time. Participants may elect to contribute, on a tax-deferred basis, up to 25% of gross compensation, as defined, subject to the limitations of Section 401(k) of the Internal Revenue Code. The Bank may, at its sole discretion, make “Additional” contributions to each participant’s account based on the amount of the participant’s tax deferred contributions and make profit sharing contributions to each participant’s account equal to a percentage of the participant’s compensation, as defined. Based on a recent competitive review of the Bank’s overall retirement program versus that of its peers, the Compensation Committee decided to discontinue profit sharing contributions beginning in 2007. In determining an appropriate profit sharing contribution percentage for 2006 and prior years, the Compensation Committee considered the Bank’s actual performance against targeted earnings goals. Participants are fully vested in their elective contributions and, after five years of participation in the Profit Sharing Plan, are fully vested (20% vesting per year) in the Additional and profit sharing contributions, if any, made by the Bank. Additional contributions were $179,000, $166,000, and $165,000 for 2006, 2005, and 2004, respectively, and profit sharing contributions were $524,000, $664,000, and $814,000, respectively.

        Participants in the Profit Sharing Plan will receive benefits generally upon attainment of age 65. However, the Profit Sharing Plan contains provisions allowing pre-termination withdrawals and loans under certain circumstances. The amount of a participant’s Normal Retirement Benefit will depend upon the accumulation of contributions and forfeitures and the investment performance of the Plan. The amount allocated in 2006 under the Profit Sharing Plan to the account of each named executive officer is set forth in the “All Other Compensation Table” appearing elsewhere in this proxy statement.

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Retirement Plan For Directors

        On June 18, 1991, the Board of Directors of the Bank adopted The First National Bank of Long Island Retirement Plan for Directors (the “Retirement Plan”). Effective December 31, 2000, the Retirement Plan was terminated. Upon termination, the benefits earned by directors for services rendered through December 31, 2000 were frozen and the ability of directors to earn additional benefits under the Retirement Plan was discontinued. Upon retirement after attaining the age of sixty (60) years, each of the current directors who was a director prior to 2001 will receive a credit (the “Credit Percentage”) of ten percent (10%) multiplied by the number of years of service on the Board through December 31, 2000, to a maximum of one hundred percent (100%). The annual benefit (the “Annual Benefit”) under the Retirement Plan is equal to the monthly Board of Directors attendance fee in effect as of December 31, 2000 of $1,000, multiplied by twelve (12) and then multiplied by the Credit Percentage. The Annual Benefit is payable for a period of seven (7) years from the date of retirement (the “Payment Period”), in quarterly installments. In the event of the death of a director or a retired director, the surviving spouse of such director shall be entitled to receive an annual payment equal to seventy-five percent (75%) of the Annual Benefit, calculated as set forth above, and payable over the remainder of the applicable Payment Period.

Incentive Compensation Plan – Executive Officers

        The Compensation Committee adheres to the practice that compensation for executive officers be directly and materially linked to the Corporation’s performance, individual performance, and compensation paid to individuals in similar positions within the industry. As such, base salary and incentive compensation (bonuses) for the executive officers are determined after considering: (1) the Corporation’s financial performance; (2) the executive officer’s responsibilities, overall performance and performance with respect to the achievement of objective personal goals; and (3) compensation paid to individuals with reasonably similar responsibilities employed by banks that are similar in size and scope to the Corporation.

        For all years shown in the “Summary Compensation Table”, the executive officers of the Bank were eligible for bonuses under the Bank’s Incentive Compensation Plan. The target and maximum bonus for the CEO were 35% and 52.5% of base salary, respectively, and the target and maximum bonuses for the other executive officers of the Corporation and the Bank were 30% and 45% of base salary, respectively. In 2006, the CEO’s bonus was based on the Corporation’s financial performance as measured by actual net income versus the net income target set by the Compensation Committee. A portion of the 2006 bonuses for the other executive officers was also based on the Corporation’s net income performance for 2006, with the remainder being determined by the achievement of personal goals. The weight assigned to corporate performance for the CFO and the other executive officers varied from 75% to 33 1/3% and, accordingly, the weight assigned to personal goals varied from 25% to 66 2/3%.

        Bonuses paid in 2006 to the named executive officers is set forth in the “Summary Compensation Table” under the heading “Bonus.”

        On January 18, 2007, the Board of Directors of the Corporation adopted a new incentive compensation plan for the Corporation’s executive officers. The plan was adopted by the Board based upon a recommendation from the Corporation’s Compensation Committee. The Compensation Committee developed the plan in consultation with Buck Consultants.

        For the Corporation’s President and CEO, Senior Vice President and CFO and all other executive officers, the plan provides for both short-term incentive compensation awarded in the form of cash bonuses and long-term incentive compensation awarded in the form of equity.

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        Short-term Incentive Compensation. The CEO’s annual bonus is based on the Corporation’s financial performance for the past year measured against certain corporate financial performance metrics, namely net income, ROA, and the loan to deposit ratio. Annual bonuses for the other executive officers are based on a combination of these corporate financial performance metrics, personal performance and the discretion of the CEO and the Compensation Committee. The weight assigned to corporate performance for the executive officers other than the CEO is 80%, with the remaining 20% of their bonuses being determined by personal performance and the discretion of the CEO and the Compensation Committee.

        The Compensation Committee selects a range within which corporate performance must fall for annual bonuses to be awarded. The range consists of a threshold level, or minimum performance level necessary to earn a bonus and below which no bonus is paid, a maximum level, or performance level necessary to earn the maximum bonus and beyond which no additional bonus can be earned, and a target level, or performance level necessary to earn the target bonus. The target level of performance is based on the Corporation’s strategic plan. The difference between the target level of performance and the threshold level of performance is roughly equivalent to the difference between the performance of banks in the 50th percentile and the 25th percentile of the Corporation’s peer group, while the difference between the target level of performance and the maximum level of performance is roughly equivalent to the difference between the performance of banks in the 50th percentile and the 75th percentile of the Corporation’s peer group.

        The CEO’s target bonus is equal to thirty-five percent (35%) of his base salary, while the target bonuses for the other executive officers are equal to 30% of their base salaries. For the CEO as well as the other executive officers, failure to achieve at least the threshold level of performance results in no bonus being paid, achievement of the threshold level of performance results in a bonus equal to 50% of the target bonus, or 17.5% of base salary for the CEO and 15% of base salary for the other executive officers, and performance at or beyond the maximum level of performance results in a bonus equal to 150% of the target bonus, or 52.5% of base salary for the CEO and 45% of base salary for the CFO and other executive officers. Performance greater than the threshold level but less than the maximum level will result in a bonus proportionately greater than the minimum bonus but less than the maximum bonus. Target, minimum and maximum bonuses for the CEO and other executive officers can be reduced at the discretion of the Compensation Committee in any year in which the Bank’s regulatory rating declines.

        Long-term Incentive Compensation. Long-term incentive compensation for the CEO and other executive officers is awarded in the form of equity. 50% of the value of each equity award will be in the form of nonqualified stock options and the remaining 50% will be in the form of restricted stock units.

        Annual awards of nonqualified stock options will be based on the Corporation’s performance for the past year as measured against certain corporate financial performance metrics, namely net income and ROA. Such awards will generally vest ratably over five (5) years, but vesting may be subject to acceleration in the event of death, total and permanent disability or retirement. Awards of restricted stock units will also be made on an annual basis and after three years may be convertible into shares of the Corporation’s common stock. The ability to convert restricted stock units into shares of common stock and the related conversion ratio will be dependent on the Corporation’s performance in the third year of the three calendar year period beginning in the year in which the restricted stock units were awarded. Corporate performance for purposes of converting restricted stock units will be assessed using the same financial performance metrics used for the awarding of stock options.

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        As with short-term incentive compensation, the Compensation Committee selects a range within which corporate performance must fall for stock options to be awarded and restricted stock units to be earned and converted into common stock. For the threshold level of performance the conversion ratio for restricted stock units is one unit for one-half (½) share of common stock, while the conversion ratio for the target level of performance is one unit for one share of common stock and for the maximum level of performance is one unit for one and one-half (1½) shares of common stock. Threshold, target, and maximum performance levels are determined in the same way as for short-term incentive compensation.

        The target equity award for the CEO and other executive officers is equity with a value equal to forty percent (40%) of their base salaries. Failure to achieve at least the threshold level of performance results in no equity being awarded, achievement of the threshold level of performance results in an equity award equal to 50% of the target award, or equity with a value equal to 20% of base salary, and performance at or beyond the maximum level of performance results in an equity award with a value equal to 150% of the target award, or equity with a value equal to 60% of base salary. As with short-term incentive compensation, performance greater than the threshold level but less than the maximum level will result in an equity award proportionately greater than the minimum equity award but less than the maximum equity award. For purposes of determining both awards of nonqualified stock options and restricted stock units, management currently believes that it is probable that the Corporation’s performance will fall between the threshold and target levels and possible that it will fall between the target and maximum levels.

        The first grant of restricted stock units under the Executive Officer Plan was made on January 18, 2007 based on approval by the Compensation Committee and review by the Board of Directors. Under this grant, the CEO received 1,582 restricted stock units, the CFO received 867 restricted stock units and awards for the other executive officers, excluding Mr. Grasso, ranged from 850 to 936 restricted stock units. Mr. Grasso did not receive an award of restricted stock units because he was not employed by the Bank in 2006.

Stock Compensation Plans

        The Corporation has two share-based compensation plans. The 1996 Stock Option and Appreciation Plan (the “1996 Plan”), which expired on January 15, 2006, permitted the granting of stock options, with or without stock appreciation rights attached, and stand alone stock appreciation rights to employees and non-employee directors for up to 540,000 shares of common stock. The number of stock options and stock appreciation rights that could have been granted under the 1996 Plan to any one person in any one fiscal year was limited to 25,000. Each option granted under the 1996 Plan was granted at a price equal to the fair market value of one share of the Corporation’s stock on the date of grant. Options granted under the 1996 Plan on or before December 31, 2000 became exercisable in whole or in part commencing six months from the date of grant and ending ten years after the date of grant. Options granted under the 1996 Plan in January 2005 became exercisable in whole or in part commencing ninety days from the date of grant and ending ten years after the date of grant. By the terms of their grant, all other options under the 1996 Plan were granted with a three year vesting period and a ten year expiration date. However, vesting was subject to acceleration in the event of a change in control, retirement, death, disability, and certain other limited circumstances.

         The 2006 Stock Compensation Plan (the “2006 Plan”) was approved by the Corporation’s shareholders on April 18, 2006 as a successor to the 1996 Plan. All capitalized terms in the discussion that follows are defined in the 2006 Plan.

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        The 2006 Plan is intended to provide a method whereby Directors and certain Key Employees (generally those with the title of Vice President and above) of the Corporation and its Subsidiaries who are largely responsible for the management, growth and protection of the business, may acquire the Corporation’s common stock, $.10 par value (the “Common Stock”), thereby increasing their proprietary interest in the business, providing them with greater incentive for their continued employment, and promoting the interests of the Corporation and its stockholders. The Plan is further intended to provide flexibility to the Corporation in its ability to attract, motivate, and retain the services of such Directors and Key Employees.

        The maximum number of shares of Common Stock of the Corporation which may be subject to Awards under the 2006 Plan is 300,000. No grantee may, during any fiscal year of the Corporation, receive awards under the 2006 Plan which, in the aggregate, exceed 35,000 shares. If any outstanding Award under the 2006 Plan for any reason expires or is terminated, the shares allocable to the unexercised portion of such Award, including Shares of Restricted Stock and Restricted Stock Units which did not vest in the Grantee, may again be made subject to an Award under the Plan.

        The 2006 Plan will be administered by the Compensation Committee of the Board of Directors. Subject to review by the Board of Directors, the Committee shall be vested with full authority to interpret the provisions of the 2006 Plan and adopt such rules, regulations and guidelines as it deems necessary or desirable to administer the 2006 Plan. The Corporation may grant to Directors and Key Employees from time to time during the term of the 2006 Plan one or more of the following: Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units. No consideration will be received by the Corporation or the Bank for the granting of Awards under the 2006 Plan. Each Award granted by the Compensation Committee shall be evidenced by an Award Agreement. Subject to the applicable provisions of the Code, the terms, provisions, and conditions of the Plan, and review by the Corporation’s Board of Directors, the Committee shall have exclusive jurisdiction to determine (i) the individuals to whom Awards shall be granted and the type of each such Award (it being understood that more than one Award may be granted to the same person); (ii) the number of shares subject to each Award; (iii) the date or dates when the Awards will be granted; (iv) the exercise price of the shares subject to each Option or Stock Appreciation Right; (v) the time periods during which each Option or Stock Appreciation Right may be exercised including, but not limited to the time periods applicable in the event of the death, Retirement or Total and Permanent Disability of a Grantee; (vi) whether or not an Option constitutes an Incentive Stock Option; and (vii) the Period of Restriction applicable to an Award. Generally, the Compensation Committee may also modify, extend, or renew outstanding Options and Stock Appreciation Rights granted under the 2006 Plan or accept the surrender of outstanding Options and Stock Appreciation Rights (to the extent not theretofore exercised) and authorize the granting of new Options and Stock Appreciation Rights in substitution therefor.

        Generally, the Board may at any time terminate, amend, modify, or suspend the Plan, provided that, without the approval of the stockholders of the Corporation, no amendment or modification shall be made by the Board which: (a) increases the maximum number of shares as to which Awards may be granted under the Plan; (b) alters the method by which the Option price or Appreciation Right value is determined; (c) extends any Option or Appreciation Right for a period longer than ten (10) years after the date of the grant; (d) materially modifies the requirements as to eligibility for participation in the Plan; or (e) enables it to do (a), (b), (c) or (d) without shareholder approval.

        With respect to the granting of Options, the Committee may, subject to Section 422 of the Code, designate all or a portion of any Option as either an Incentive Stock Option or a Nonqualified Stock Option. Both Options and Stock Appreciation Rights shall have an exercise price that is not less than one hundred per cent of

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the fair market value of one share of the Corporation’s Common Stock on the Grant Date. Each Option or Stock Appreciation Right granted under the 2006 Plan shall terminate on the date determined by the Committee and specified in the Award Agreement. A Grantee or permitted transferee of an Option or Stock Appreciation Right shall have no rights as a stockholder with respect to any Shares covered by such Option or Stock Appreciation Right until the exercise of the Option or, if settled in stock, the Stock Appreciation Right. Generally, Options and Stock Appreciation Rights may be exercised only during the continuance of the Grantee’s employment or service as a Director. A Grantee may pay the exercise price of an Option either in cash or common stock of the Corporation or any combination thereof. A Grantee may generally elect to exercise Options or Stock Appreciation Rights in any order without regard to the dates on which such options or stock appreciation rights were granted. No Award granted under the Plan shall be assignable or transferable by the Grantee other than by will or the laws of descent and distribution and during the lifetime of a Grantee the Award shall inure to the benefit of and be exercisable only by such Grantee.

        Under present federal tax laws, the grant of an Incentive Stock Option, a Nonqualified Stock Option or a Stock Appreciation Right will create no tax consequences for either the optionee or the Corporation. Upon exercise of an Incentive Stock Option, there will be no taxable income to the optionee (except that the alternative minimum tax may apply), and the Corporation will receive no deduction when an Incentive Stock Option is exercised. Upon the disqualification of an Incentive Stock Option, or the exercise of a Nonqualified Stock Option or Stock Appreciation Right the optionee recognizes ordinary income to the extent the fair market value of the Common Stock on the date of exercise exceeds the exercise price. For awards of Restricted Stock or Restricted Stock Units, unless vested or, in the case of Restricted Stock, the participant elects to be taxed at the time of grant, the participant will not have taxable income upon grant, but upon vesting will recognize ordinary income equal to the fair market value of the Restricted Stock or the Restricted Stock Units at the time of vesting less the amount paid, if any, for such stock or units. Generally the Corporation is allowed a tax deduction equal to the amount of ordinary income recognized by the recipient of an award of Restricted Stock or Restricted Stock Units in the year in which the recipient recognizes such income.

        The Compensation Committee may grant Stock Appreciation Rights, which may be settled in cash or stock of the Corporation as determined by the Committee and set forth in the applicable Award Agreement. Stock Appreciation Rights may not be exercised during any period in which trading in the Common Stock is prohibited by the terms of the insider trading policy of the Corporation, as set forth in its Code of Conduct, as the same may be amended from time to time. The amount to which a Grantee shall be entitled upon the exercise of each Stock Appreciation Right granted pursuant to the Plan shall be equal to one hundred per cent (100%) of the amount, if any, by which the fair market value of a Share of Common Stock on the exercise date exceeds the fair market value of a Share of Common Stock on the Grant Date.

        The Compensation Committee may also grant Shares of Restricted Stock or Restricted Stock Units, or both. An Award of Restricted Stock Units shall be similar to an Award of Restricted Stock, except that no Shares shall actually be awarded to a Grantee of Restricted Stock Units on the Grant Date. Generally, shares of Restricted Stock shall become freely transferable by the Grantee after all conditions and restrictions applicable to such shares, as set forth in the applicable Award Agreement, shall have been satisfied or lapsed, and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as determined by the Committee and set forth in the Award Agreement. To the extent permitted by law, a Grantee holding shares of Restricted Stock shall have the right to exercise full voting rights with respect to such Shares during the applicable Period of Restriction. Grantees of Restricted Stock Units shall have no voting rights with respect thereto. During the Period of Restriction, a Grantee holding Shares of Restricted Stock or Restricted Stock

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Units will, if required by law or determined by the Compensation Committee, be credited with dividends paid with respect to Restricted Stock or dividend equivalents with respect to Restricted Stock Units while they are so held, in a manner determined by the Compensation Committee and set forth in the applicable Award Agreement. Subject to applicable law, the Compensation Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate.

        The ability, if any, to exercise Options or Stock Appreciation Rights after death, disability, retirement, termination or resignation shall be governed by rules adopted by the Compensation Committee. The accelerated vesting, if any, of Awards and, if applicable, dividends and dividend equivalents in the event of death, disability, retirement, termination or resignation shall also be governed by rules adopted by the Compensation Committee.

        In the event that the shares of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise) or if the number of such shares of stock shall be increased through the payment of a stock dividend or stock split, then generally there shall be substituted for or added to each Share of Stock of the Corporation which was theretofore appropriated to an outstanding Award, or which thereafter may become subject to an Award under the 2006 Plan, the number and kind of shares of stock or other securities into which each outstanding Share of Stock of the Corporation shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be. Outstanding Awards shall be appropriately amended as to price and other terms, as may be necessary to reflect the foregoing events.

        If there shall be any other change in the number or kind of the outstanding Shares of the Stock of the Corporation, or of any Stock or other securities into which such Stock shall have been changed, or for which it shall have been exchanged, and if such change equitably requires an adjustment in any Award which was theretofore granted or which may thereafter be granted under the Plan, then such adjustment shall be made.

        Notwithstanding anything to the contrary in any Award Agreement, in the event of a Change in Control, any outstanding Options or Stock Appreciation Rights will become immediately exercisable and Restricted Stock, Restricted Stock Units and all accrued dividends and dividend equivalents shall become immediately vested.

         Information as of December 31, 2006 regarding the number of shares of common stock to be issued upon the exercise of outstanding stock options, the weighted average exercise price of outstanding stock options, and the number of stock options remaining available for future issuance is set forth in the table that follows.

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EQUITY COMPENSATION PLAN INFORMATION DECEMBER 31, 2006

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	264,984	$36.50	248,341

Equity compensation plans not approved by security holders	—	—	—

Total	264,984	$36.50	248,341

         The following table sets forth information regarding the grant of plan based awards during 2006 to the named executive officers. The option awards set forth in the table were granted by the Board on June 20, 2006, effective July 1, 2006, based on a recommendation of the Compensation Committee. The options are nonqualified stock options having an exercise price equal to the closing market price of the Corporation’s common stock on July 1, 2006. Twenty percent (20%) of these options vest on each of the first five (5) anniversaries of the date of grant. Vesting accelerates and such options become fully exercisable in the event of death, total and permanent disability, or retirement. Total and permanent disability and retirement are as defined in the 2006 Stock Compensation Plan under which such options were granted.

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GRANT OF PLAN BASED AWARDS YEAR ENDED DECEMBER 31, 2006

Name (a)	Grant Date (b)	Date Action Taken By Compensation Committee (c)	All Other Option Awards: Number of Securities Under- lying Options (#) (d)	Exercise or Base Price of Option Awards ($/Sh) (e)	Grant Date Fair Value of Option Awards ($/Sh) (f)

Michael N. Vittorio	7/1/06	6/20/06	3,618	$41.65	$43,303
Mark D. Curtis	7/1/06	6/20/06	2,055	$41.65	$24,596
Arthur J. Lupinacci Jr.	7/1/06	6/20/06	2,707	$41.65	$32,399
Donald M. Manfredonia	7/1/06	6/20/06	2,243	$41.65	$26,846
Richard Kick	7/1/06	6/20/06	2,033	$41.65	$24,332

The following table sets forth information for the 2006 year regarding stock options exercised by the named executive officers.

STOCK OPTION EXERCISES YEAR ENDED DECEMBER 31, 2006

	Option Awards

Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)

Michael N. Vittorio	1,470	$21,625
Mark D. Curtis	1,007	$17,696
Arthur J. Lupinacci Jr.	3,020	$30,774
Donald M. Manfredonia	1,000	$27,223
Richard Kick	—	—

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The following two tables set forth information regarding outstanding equity awards for the named executive officers at December 31, 2006.

OUTSTANDING EQUITY AWARDS DECEMBER 31, 2006

Name (a)	Number of Securities Underlying Unexercised Options # Exercisable (b)	Number of Securities Underlying Unexercised Options # Unexercisable (c)	Option Exercise Price ($) (d)	Option Expiration Date (e)

Michael N. Vittorio	280		$28.90	6/17/12
Michael N. Vittorio	1,898		$33.11	1/20/13
Michael N. Vittorio	2,301		$47.89	1/19/14
Michael N. Vittorio	3,704		$45.53	1/17/15
Michael N. Vittorio		3,618	$41.65	6/30/16
Mark D. Curtis	1,200		$28.00	1/19/08
Mark D. Curtis	1,200		$27.71	1/18/09
Mark D. Curtis	475		$25.29	1/15/11
Mark D. Curtis	300		$25.96	3/19/11
Mark D. Curtis	467		$24.68	1/14/12
Mark D. Curtis	2,306		$33.11	1/20/13
Mark D. Curtis	1,213		$47.89	1/19/14
Mark D. Curtis	2,069		$45.53	1/17/15
Mark D. Curtis		2,055	$41.65	6/30/16
Arthur J. Lupinacci Jr.	2,539		$25.96	3/19/11
Arthur J. Lupinacci Jr.	319		$24.68	1/14/12
Arthur J. Lupinacci Jr.	647		$33.11	1/20/13
Arthur J. Lupinacci Jr.		1,964	$47.89	1/19/14
Arthur J. Lupinacci Jr.	2,811		$45.53	1/17/15
Arthur J. Lupinacci Jr.		2,707	$41.65	6/30/16
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OUTSTANDING EQUITY AWARDS (cont’d) DECEMBER 31, 2006

Name (a)	Number of Securities Underlying Unexercised Options # Exercisable (b)	Number of Securities Underlying Unexercised Options # Unexercisable (c)	Option Exercise Price ($) (d)	Option Expiration Date (e)

Donald M. Manfredonia	1,200		$28.00	1/19/08
Donald M. Manfredonia	1,500		$27.71	1/18/09
Donald M. Manfredonia	2,400		$19.98	1/17/10
Donald M. Manfredonia	2,617		$25.29	1/15/11
Donald M. Manfredonia	2,624		$25.96	3/19/11
Donald M. Manfredonia	3,433		$24.68	1/14/12
Donald M. Manfredonia	2,894		$33.11	1/20/13
Donald M. Manfredonia		1,616	$47.89	1/19/14
Donald M. Manfredonia	2,317		$45.53	1/17/15
Donald M. Manfredonia		2,243	$41.65	6/30/16
Richard Kick	2,291		$33.11	1/20/13
Richard Kick		1,196	$47.89	1/19/14
Richard Kick	2,045		$45.53	1/17/15
Richard Kick		2,033	$41.65	6/30/16
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The following table sets forth the vesting dates for the unexercisable options shown in column (c) of the preceding tables.

VESTING DATE FOR UNEXERCISABLE OPTIONS DECEMBER 31, 2006

	Unexer- cisable Options #	Options Vesting

Name		#	Date	#	Date	#	Date	#	Date	#	Date

Michael N. Vittorio	3,618	724	6/30/07	724	6/30/08	724	6/30/09	724	6/30/10	722	6/30/11
Mark D. Curtis	2,055	411	6/30/07	411	6/30/08	411	6/30/09	411	6/30/10	411	6/3011
Arthur J. Lupinacci Jr	1,964	1,964	1/12/07
Arthur J. Lupinacci Jr	2,707	2,707	1/12/07
Donald M. Manfredonia	1,616	1,616	1/20/07
Donald M. Manfredonia	2,243	449	6/30/07	449	6/30/08	449	6/30/09	449	6/30/10	447	6/30/11
Richard Kick	1,196	1,196	1/20/07
Richard Kick	2,033	407	6/30/07	407	6/30/08	407	6/30/09	407	6/30/10	405	6/30/11

EMPLOYMENT CONTRACTS

        Messrs. Vittorio, Curtis, Grasso, Keeney, Kick, Manfredonia and Perri (the “Executive Officers”) have employment contracts with the Corporation pursuant to which Mr. Vittorio is employed as President and CEO of the Corporation and the Bank, Mr. Curtis is employed as Executive Vice President and CFO of the Bank, and Messrs. Grasso, Keeney, Kick, Manfredonia, and Perri are each employed as Executive Vice President of the Bank. Mr. Lupinacci’s contract expired December 31, 2006. In addition, each of these officers is also employed in such other positions with the Corporation or the Bank as may be determined by the Board of Directors of the Corporation or the Bank. Mr. Vittorio’s contract has a term of three years effective January 1, 2007, Messrs. Curtis, Keeney, Kick, Manfredonia and Perri each have a contract with a term of eighteen months effective January 1, 2007, and Mr. Grasso’s contract has a term of twelve months effective January 22, 2007. Unless the Corporation provides written notice of non-extension within the time frame set forth in each contract, the term of each contract is automatically extended at the expiration of each year for an additional period of one year, thus resulting in a new three-year term for Mr. Vittorio, new eighteen-month terms for Messrs. Curtis, Keeney, Kick, Manfredonia and Perri, and a new twelve-month term for Mr. Grasso. The contracts currently provide for base annual salaries of $366,000 for Mr. Vittorio, $199,500 for Mr. Curtis, $160,000 for Mr. Grasso, $190,700 for Mr. Keeney, $197,500 for Mr. Kick, $210,000 for Mr. Manfredonia and $194,000 for Mr. Perri.

        Under these contracts the Executive Officers are entitled to severance compensation. Generally upon an involuntary termination of employment or upon a resignation of employment following a change in control, Mr. Vittorio is entitled to receive a single sum payment equal to three (3) times the base annual salary under his contract together with continued family medical and dental insurance coverage. Upon a resignation of employment for any reason during the period beginning on the thirty-first day and ending on the sixtieth day following a change of control, Messrs. Curtis, Grasso, Keeney, Kick, Manfredonia and Perri are each entitled to receive a single sum payment equal to 66 2/3% of the Termination Payment under their contracts. The Termination Payment for Mr. Manfredonia is equal to one and one-half (1.5) times the base annual salary under his contract. For Messrs. Curtis, Keeney, Kick and Perri, the Termination

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Payment is equal to one and one-quarter (1.25) times the base annual salary under their contracts. For Mr. Grasso, the Termination Payment is equal to one (1.00) times the base annual salary under his contract. Upon an involuntary termination of employment, other than due to gross and substantial dishonesty, or a resignation of employment for Good Reason within twenty-four months following a change of control, Messrs. Curtis, Grasso, Keeney, Kick, Manfredonia and Perri are entitled to receive a single sum payment equal to 100% of the Termination Payment under their contracts. In addition, these officers are also entitled to continued family medical and dental insurance coverage. Good Reason for resignation of employment by any of these named executive officers means the occurrence (without the officer’s express written consent) of any one of the following acts or omissions to act by the Corporation or the Bank: (1) the assignment to the officer of any duties materially inconsistent with the nature and status of the officer’s responsibilities immediately prior to a Change of Control Event, or a substantial adverse alteration in the nature or status of the officer’s responsibilities from those in effect immediately prior to the Change of Control Event; provided, however, that a redesignation of the officer’s title shall not in and of itself constitute Good Reason if the officer’s overall duties and status within the Corporation and the Bank are not substantially adversely affected; or (2) the failure by Corporation or the Bank to pay the officer any portion of the officer’s current compensation, or to pay the officer any portion of an installment of a deferred compensation amount under any deferred compensation program, within fourteen (14) days of the date such compensation is due.

         In consideration of the agreement by the Corporation to make a severance payment to each of the executive officers, regardless of whether they shall actually become entitled to receive a severance payment, each of the executive officers has agreed that, for a period of two years after the termination of their employment by the Corporation, they will not on behalf of any banking organization or lender doing business in New York City or in the counties of Nassau or Suffolk, directly or indirectly solicit business of any person or entity which shall be a customer of the Bank on the date of such termination or facilitate or assist in the development of any business relationship between any such banking organization or lender and any such customer or either directly or indirectly or on behalf of any such banking organization or lender, employ, retain, or solicit the employment or retention of any person who shall be an employee of the Bank on the date of such termination. Each of the executive officers has also agreed, without limitation as to time, to keep secret and retain in confidence all confidential matters of the Corporation or the Bank, whether developed by the Corporation, the Bank or the executive officer, including without limitation know how, trade secrets, customer lists, pricing policies, and operational methods, and not to disclose them to anyone outside the Corporation or the Bank except in the course of performing their duties under their employment contracts or with the express written consent of the Corporation.

         The following table sets forth potential payments upon termination or change in control for the named executive officers.

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POTENTIAL LUMP SUM PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL DECEMBER 31, 2006

	Termination Payment Due To:
				Family Medical & Dental Insurance
		Resignation Following Change In Control

Name	Termination By Bank	For Good Reason	For Any Reason

Michael N. Vittorio	$1,098,000	$1,098,000	$1,098,000	$57,504
Mark D. Curtis	$249,375	$249,375	$166,250	$28,752
Arthur J. Lupinacci Jr. (1)	—	—	—	—
Donald M. Manfredonia	$315,000	$315,000	$210,000	$28,752
Richard Kick	$246,875	$246,875	$164,583	$28,752

(1)
The term of Mr. Lupinacci’s employment contract expired on December 31, 2006. As his employment was not terminated prior to that date, and as he did not resign, there are no circumstances that could trigger any such payment.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

        In 1992, the Bank, as tenant, entered into a lease with Howard Thomas Hogan Jr., a director of the Corporation and the Bank, covering premises in a building located in Locust Valley, New York, used as a branch office. The lease, which had an initial term of ten years and one month ending on October 30, 2002, was modified and extended through October 31, 2007. The Bank may, on ninety (90) days written notice, elect to extend the lease for an additional five (5) year period. The lease provides for annual base rent of $32,022 for the year ending October 31, 2007. In addition to base rent, the Bank is responsible for its proportionate share of the real estate taxes on the building in which the leased premises are located. The Corporation believes that the foregoing is comparable to the rent that would be charged by an unrelated third party.

         The Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal stockholders of the Corporation and their associates. Such transactions, including borrowings and loan commitments, were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others, and in the opinion of management do not involve more than a normal risk of collectibility, nor do they present other unfavorable features.

        Certain directors are officers, directors, partners, or stockholders of companies or partnerships which, or associates of which, may have been customers of the Bank in the ordinary course of business during 2006 and up to the present time. Additional transactions of this type may occur in the future. All such transactions were effected on substantially the same terms as comparable transactions with other persons.

INDEPENDENT AUDITORS

        The consolidated financial statements for the year ended December 31, 2006 were examined by Crowe Chizek and Company LLC (“Crowe Chizek”). It is anticipated that the Audit Committee of the Board of Directors will reappoint Crowe Chizek as the Corporation’s independent auditors for 2007. A

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representative of Crowe Chizek will be present at the Annual Meeting of Stockholders and will have the opportunity to make a statement and respond to appropriate questions from stockholders.

Audit Fees

        Crowe Chizek’s fees for audit services for 2006 and 2005 were $183,000 and $191,350, respectively. Audit services include the following: (1) professional services rendered for the audit of the Corporation’s annual consolidated financial statements; (2) reviews of the consolidated financial statements included in the Corporation’s quarterly Form 10-Q; (3) a reading of the Corporation’s annual report on Form 10-K; and (4) rendering an opinion on the effectiveness and management’s assertion about the effectiveness of the Corporation’s internal control over financial reporting.

Audit Related Fees

        Audit related fees, as described in Item 9(e)(2) of Schedule 14A of the Securities and Exchange Commission’s Proxy Rules, are fees billed to the Corporation by its independent auditors for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s consolidated financial statements and are not audit fees as described in the previous paragraph. In 2006, Crowe Chizek billed the Corporation $1,000 for providing a consent for the inclusion of their reports with respect to the 2005 year in Form S-8 filed by the Corporation to register the shares subject to awards under the 2006 Stock Compensation Plan. The Corporation was not billed by Crowe Chizek in 2005 for any audit related fees.

Tax Fees

        Crowe Chizek’s fees for preparing the Corporation’s 2006 and 2005 tax returns and performing tax compliance work were $23,325 and $22,450, respectively.

All Other Fees

        In neither of the last two fiscal years was the Corporation billed by Crowe Chizek for any fees other than those described above under the captions “Audit Fees”, “Audit Related Fees” and “Tax Fees.”

Engagement of Independent Auditors To Perform Audit Services and Non-Audit Services

        On an annual basis, and in accordance with the terms of a written engagement letter, the Audit Committee engages the Corporation’s independent auditors to perform audit services as previously defined.

        In addition, from time to time the Audit Committee may engage the Corporation’s independent auditors to perform non-audit services such as preparation of the Corporation’s income tax returns, providing tax advice, and implementation of tax planning strategies. The Audit Committee has pre-approved specific types of non-audit services provided that the cost of such services does not exceed $50,000 in any calendar year. The Audit Committee will not engage the independent auditors to perform any non-audit service or pre-approve any non-audit service that could impair, in fact or appearance, the independence of the independent auditors. In addition, the Audit Committee will not pre-approve any non-audit service if such pre-approval constitutes delegation to management of the Audit Committee’s responsibilities under the Securities Exchange Act of 1934. Prohibited non-audit services include those in which the independent auditors would be auditing their own work, functioning as a part of management or as an employee, acting as an advocate of the Corporation, or promoting the Corporation’s stock or financial interests. Other prohibited non-audit services include bookkeeping or other services related to the accounting records or financial statements of the Corporation; financial information systems design and

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implementation; appraisal or valuation services, fairness opinions, contribution-in-kind reports; actuarial services; internal audit outsourcing services; performing management or human resources functions; acting as a broker/dealer for the Corporation, investment adviser or investment banker; legal services; and, expert services unrelated to the audit.

AUDIT COMMITTEE REPORT

        We have reviewed and discussed the Corporation’s audited consolidated financial statements as of and for the year ended December 31, 2006 with management.

        We have discussed with Crowe Chizek and Company LLC (“Crowe Chizek”), the Corporation’s independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61 “Communication with Audit Committees”, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        We have reviewed the written disclosures and letter from Crowe Chizek required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and have discussed with Crowe Chizek their independence.

        Based on the review and discussions referred to above, we recommended to the Board of Directors that the consolidated financial statements referred to above be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006.

Allen E. Busching
Alexander L. Cover
Beverly Ann Gehlmeyer
J. Douglas Maxwell Jr.

        The preceding report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the “1933 Act”) or the Securities Act of 1934 (the “1934 Act”), except to the extent the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under the 1933 Act or the 1934 Act.

OTHER MATTERS

        The Board of Directors of the Corporation does not know of any matters for action by stockholders at the annual meeting other than the matters described in the notice. However, the enclosed Proxy will confer discretionary authority with respect to matters which are not known to the Board of Directors at the time of the printing hereof and which may properly come before the meeting. It is the intention of the persons named in the Proxy to vote such Proxy with respect to such matters in accordance with their best judgment.

        The entire expense of preparing, assembling and mailing the enclosed material will be borne by the Corporation. In addition to using the mails, directors, officers and employees of the Bank acting on behalf of the Corporation, and without extra compensation, may solicit proxies in person, by telephone or by facsimile.

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STOCKHOLDER PROPOSALS

        Any proposals of stockholders intended to be submitted at the 2008 Annual Meeting of Stockholders must be received by the Chairman of the Board or the President no later than November 16, 2007 in order to be included in the proxy statement and form of proxy for such meeting. In addition, if the Corporation is not notified of a stockholder proposal by January 31, 2008, then the proxies held by management of the Corporation may provide the discretion to vote against such stockholder proposal, even though such proposal is not included in the proxy statement and form of proxy.

SECURITY HOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS

        The Corporation’s Board of Directors does not have a formal process for security holders to send communications to the Board of Directors. The Board believes that a formal process is unnecessary because the Corporation is relatively small and both the Non-Executive Chairman of the Board and the President and CEO, who is also a director, are easily accessible by telephone and mail.

BOARD MEMBER ATTENDANCE AT ANNUAL MEETINGS

        The Board of Directors strongly encourages each of its members to attend the Annual Meeting of Stockholders. In this regard, the Board of Directors sets the date for the Annual Meeting of Stockholders to coincide with the April meeting of the Board of Directors. All directors attended the prior year’s Annual Meeting of Stockholders, which was held on April 18, 2006.

ANNUAL REPORTS TO STOCKHOLDERS

        Consolidated financial statements for the Corporation and the Bank are included in the Corporation’s 2006 Annual Report to Stockholders, which was mailed with this Proxy Statement. In addition, copies of the 2006 Annual Report or the annual report on Form 10-K as filed with the Securities and Exchange Commission for 2006 will be sent to any stockholder upon written request without charge. Such request should be directed to Mark D. Curtis, Senior Vice President and Treasurer, at the Corporation’s principal office, 10 Glen Head Road, Glen Head, New York, 11545. The consolidated financial statements contained in the Corporation’s 2006 Annual Report are not part of this Proxy Statement.

By Order of the Board of Directors

Joseph G. Perri
Senior Vice President and Secretary
March 16, 2007

REVOCABLE PROXY THE FIRST OF LONG ISLAND CORPORATION

X	PLEASE MARK VOTES AS IN THIS EXAMPLE

ANNUAL MEETING OF STOCKHOLDERS APRIL 17, 2007

       KNOW ALL PERSONS BY THESE PRESENTS that I, the undersigned, being a stockholder of THE FIRST OF LONG ISLAND CORPORATION, GLEN HEAD, NEW YORK, do hereby constitute and appoint JOHN H. TREIBER AND STEPHEN P. LYON or either one of them (with full power to act alone), my true and lawful attorney(s), with full power of substitution, to attend the Annual Meeting of Stockholders of said Corporation, to be held at the WESTBURY MANOR, 1100 JERICHO TURNPIKE, WESTBURY, NEW YORK, on Tuesday, April 17, 2007, at 3:30 P.M. local time, or any and all adjournments thereof, and to vote all stock owned by me or standing in my name, place and stead on the proposals of the Board of Directors specified in the Notice of Meeting dated March 16, 2007, with all powers I would possess if I were personally present, hereby ratifying and confirming all that my said Proxy or Proxies may do, in my name, place and stead, as follows:

		For	With- hold	For All Except
1.	Election of Directors
To elect four (4) Directors, each for a term of two (2) years (except as marked to the contrary below)
	HOWARD THOMAS HOGAN JR. J. DOUGLAS MAXWELL JR.	WALTER C. TEAGLE III MICHAEL N. VITTORIO

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name(s) of any such nominee(s) in the space provided below.

2.	Other Matters: If any other business is presented at said meeting, this Proxy shall be voted in accordance with the best judgment of the Proxies.

       IF NO DESIGNATIONS ARE MADE IN THE BOXES PROVIDED ABOVE AS TO A PROPOSAL, THIS PROXY WILL BE VOTED “FOR” SUCH PROPOSAL.

       The shares represented by a properly executed Proxy will be voted as directed.

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED PRIOR TO ITS EXERCISE.

       ALL JOINT OWNERS MUST SIGN INDIVIDUALLY. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR CUSTODIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE FIDUCIARY, ALL SHOULD SIGN.

Please be sure to sign and date this Proxy in the box below.	Date
Stockholder sign above Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

THE FIRST OF LONG ISLAND CORPORATION

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY